FS-15

                                FIRSTENERGY CORP.
                            PRO FORMA BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2005


                                                                         NON-NUCLEAR                    NUCLEAR
                                                          AS REPORTED    ADJUSTMENTS      PRO FORMA    ADJUSTMENTS     PRO FORMA
                                                          ------------  -------------  --------------  -----------    ------------
                                                                                        (IN THOUSANDS)

                                   ASSETS
OTHER PROPERTY AND INVESTMENTS:
  Long-term notes receivable from
    associated companies                               $      26,577    $        -    $      26,577   $         -           26,577
  Investments in subsidiaries                             12,045,644                     12,045,644       750,000       12,795,644
  Other                                                      111,848                        111,848                        111,848
                                                       --------------   -----------   --------------  ------------    -------------
                                                          12,184,069             -       12,184,069       750,000       12,934,069
                                                       --------------   -----------   --------------  ------------    -------------
CURRENT ASSETS:
  Cash and cash equivalents                                      100                            100                            100
  Notes receivable from associated companies               1,139,455                      1,139,455      (750,000)         389,455
  Receivables-
     Associated companies                                    177,554                        177,554                        177,554
     Other                                                    19,177                         19,177                         19,177
  Prepayments and other                                       40,097                         40,097                         40,097
                                                       --------------   -----------   --------------  ------------    -------------
                                                           1,376,383             -        1,376,383      (750,000)         626,383
                                                       --------------   -----------   --------------  ------------    -------------
DEFERRED CHARGES:
  Accum. Deferred income taxes                                47,545                         47,545                         47,545
  Other                                                       36,136                         36,136                         36,136
                                                       --------------   -----------   --------------  ------------    -------------
                                                              83,681             -           83,681             -           83,681
                                                       --------------   -----------   --------------  ------------    -------------
                                                        $ 13,644,133    $        -    $  13,644,133   $         -     $ 13,644,133
                                                       ==============   ===========   ==============  ============    =============
                   CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common stockholder's equity-
     Common stock                                      $      32,984    $        -    $      32,984   $         -     $     32,984
     Other paid-in capital                                 7,033,726                      7,033,726                      7,033,726
     Accumulated other comprehensive loss                   (323,601)                      (323,601)                      (323,601)
     Retained earnings                                     2,105,361                      2,105,361                      2,105,361
     Unallocated ESOP common shares                          (30,585)                       (30,585)                       (30,585)
                                                       --------------   -----------   --------------  ------------    -------------
        Total common stockholder's equity                  8,817,885             -        8,817,885             -        8,817,885
  Long-term debt                                           4,019,289                      4,019,289                      4,019,289
                                                       --------------   -----------   --------------  ------------    -------------
                                                          12,837,174             -       12,837,174             -       12,837,174
                                                       --------------   -----------   --------------  ------------    -------------
CURRENT LIABILITIES:
  Currently payable long-term debt                           300,000                        300,000                        300,000
  Short-term borrowings-
     Associated companies                                                                                                        -
     Other                                                                                                                       -
  Accounts payable-
     Associated companies                                    209,185                        209,185                        209,185
     Other                                                                                                                       -
  Notes payable-
     Associated companies
     Other                                                                                        -                              -
  Accrued taxes                                               12,698                         12,698                         12,698
  Accrued interest                                           107,510                        107,510                        107,510
  Other                                                      142,577                        142,577                        142,577
                                                       --------------   -----------   --------------  ------------    -------------
                                                             771,970             -          771,970             -          771,970
                                                       --------------   -----------   --------------  ------------    -------------
NONCURRENT LIABILITIES:
  Accumulated deferred income taxes                                                                                              -
  Accumulated deferred investment tax credits                                                                                    -
  Asset retirement obligation                                                                                                    -
  Retirement benefits                                         11,719                         11,719                         11,719
  Other                                                       23,270                         23,270                         23,270
                                                       --------------   -----------  ---------------  ------------    -------------
                                                              34,989             -           34,989             -           34,989
                                                       --------------   -----------  ---------------  ------------    -------------
COMMITMENTS AND CONTINGENCIES
                                                       --------------   -----------  ---------------  ------------    -------------
                                                       $  13,644,133    $        -    $  13,644,133   $         -     $ 13,644,133
                                                       ==============   ===========  ===============  ============    =============

                                                 Debit         Credit
                                             ---------------------------

Investment in Subsidiaries                       750,000

Notes  Rec. Assoc Co.                                          750,000

                                             ---------------------------
                                                 750,000       750,000
                                             ===========================




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